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                                                                 CABLE ADDRESS
                                                                 "COUNSELLOR"
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                                                                 TELEX 127053
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                                                                 TELECOPIER
                                                                 (212) 986-5135
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                                  BATTLE FOWLER
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 280 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 949-8300
                           WRITER'S DIRECT DIAL NUMBER


                                                              February 23, 1987


  Michigan Daily Tax Free
     Income Fund, Inc.
  100 Park Avenue
  New York, New York 10017

  Gentlemen:

     We have acted as counsel to Michigan Daily Tax Free Income Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing of Registration Statement No. 33-11642 on Form N-1A and all amendments thereto (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Fund.

     We have examined copies of the Articles of Incorporation and By-Laws of the Fund, the Registration Statement, and such other corporate records, proceedings and documents, including the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Fund, as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of the Fund, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, and in accordance with applicable state securities laws, when so issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable.

Michigan Daily Tax Free                                                Page 2
  Income Fund, Inc.
February 23, 1987



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Federal Income Taxes" in the Prospectus and in the Statement of Additional Information, and under the heading "Counsel and Auditors" in the Statement of Additional Information.

                                                             Very truly yours,


                                                             /s/ Battle Fowler